Exhibit 16.1

May 23, 2002

Office of Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir or Madam:

We have read the statements made by Roller Bearing Company of America, Inc. (copy attached), which we understand will be filed with the Commission pursuant to Item 4 of Form 8-K, as part of Roller Bearing Company of America, Inc.'s Current Report on Form 8-K dated May 23, 2002. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Arthur Andersen LLP